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                                                                  Exhibit (J)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our report dated March 20, 2008 on the financial statements of the RiverSource Portfolio Builder Aggressive Fund, RiverSource Portfolio Builder Conservative Fund, RiverSource Portfolio Builder Moderate Aggressive Fund, RiverSource Portfolio Builder Moderate Conservative Fund, RiverSource Portfolio Builder Moderate Fund, RiverSource Portfolio Builder Total Equity Fund, RiverSource S&P 500 Index Fund, and RiverSource Small Company Index Fund of the RiverSource Market Advantage Series, Inc., included in the Annual Report for the year ended January 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A, No. 33-30770) of the RiverSource Market Advantage Series, Inc.


                                     /s/Ernst & Young LLP

Minneapolis, Minnesota
March 26, 2008